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                                                                     EXHIBIT 4.1

                               COLEMAN CABLE, INC.

                                  $120,000,000

                          9 7/8% Senior Notes Due 2012

                          REGISTRATION RIGHTS AGREEMENT

September 28, 2004

Wachovia Capital Markets, LLC
    As Initial Purchaser under the Purchase Agreement
One Wachovia Center
301 South College Street, NC 0604
Charlotte, North Carolina  28288-0604

Ladies and Gentlemen:

            This Registration Rights Agreement (this "Agreement") is made and entered into between Coleman Cable, Inc., a Delaware corporation (the "Company"), the guarantors listed on the signature page hereto (the "Guarantors") and Wachovia Capital Markets, LLC (the "Initial Purchaser").

            This Agreement is entered into in connection with the Purchase Agreement, dated September 21, 2004, by and between the Company, the Guarantors and the Initial Purchaser (the "Purchase Agreement"), which provides for the issuance and sale by the Company to the Initial Purchaser of $120,000,000 aggregate principal amount of the Company's 9 7/8% Senior Notes Due 2012 (the "Notes"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees. The parties hereby agree as follows:

            1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Additional Interest" has the meaning set forth in Section 4 hereto.

            "Affiliate" means, with respect to any specified person, any other person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect,

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to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Business Day" means any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

            "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

            "Commission" means the Securities and Exchange Commission.

            "Consummate" means, with respect to a Registered Exchange Offer, the completion of all of the following: (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Registered Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Registered Exchange Offer open for a period not less than the minimum period required pursuant to Section 2(c)(ii) hereof, (c) the Company's acceptance for exchange of all Transfer Restricted Notes duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer and (d) the delivery of duly executed and authenticated Exchange Notes by the Company to the registrar under the Indenture in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Notes duly tendered and not validly withdrawn by Holders thereof pursuant to the Registered Exchange Offer and the delivery of such Exchange Notes to such Holders. The term "Consummation" has a meaning correlative to the foregoing.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Exchange Notes" means debt securities of the Company substantially identical in all material respects to the Notes other than the issue date (except that the Additional Interest provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate), to be issued under the Indenture.

            "Exchange Offer Registration Period" means the 180-day period following the Consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; provided, however, that in the event that all resales of Exchange Notes (including any resales by Participating Broker-Dealers) covered by such Exchange Offer Registration Statement have been made, the Exchange Offer Registration Statement need not thereafter remain continuously effective for such period.

            "Exchange Offer Registration Statement" means a registration statement of the Company and the Guarantors on an appropriate form under the Act with respect to the

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Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Filing Date" has the meaning set forth in Section 2(a) hereto.

            "Holder" means any holder from time to time of Transfer Restricted Notes or Exchange Notes (including the Initial Purchaser).

            "Indenture" means the indenture relating to the Notes and the Exchange Notes, dated as of September 28, 2004, between the Company and Deutsche Bank National Trust Company, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

            "Initial Purchaser" has the meaning set forth in the preamble hereto.

            "Losses" has the meaning set forth in Section 8(d) hereto.

            "Majority Holders" means the Holders of a majority of the aggregate principal amount of Transfer Restricted Notes registered under a Registration Statement.

            "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.

            "Notes" has the meaning set forth in the preamble hereto.

            "Participating Broker-Dealer" means any Holder (which may include the Initial Purchaser) that is a broker-dealer electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes.

            "Private Exchange Notes" has the meaning set forth in Section 2(f) hereof.

            "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act or any similar rule that may be adopted by the Commission), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus.

            "Purchase Agreement" has the meaning set forth in the preamble hereto.

            "Registered Exchange Offer" means an offer by the Company to issue and deliver a like principal amount of Exchange Notes in exchange for Transfer Restricted Notes.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without

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limitation: (i) all Commission, stock exchange or National Association of
Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Transfer Restricted Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchaser) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause
(ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Notes by a Holder.

            "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Transfer Restricted Notes (including any guarantees of each thereof) pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

            "Shelf Registration" means a registration effected pursuant to
Section 3 hereof.

            "Shelf Registration Event Date" has the meaning set forth in Section 3(a) hereof.

            "Shelf Registration Period" has the meaning set forth in Section 3(c) hereof.

            "Shelf Registration Statement" means a "shelf" registration statement of the Company filed pursuant to the provisions of Section 3 hereof, which covers some or all of the Transfer Restricted Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, and which may be in the format of an amendment to the Exchange Offer Registration Statement if permitted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Transfer Restricted Notes" means each Note upon original issuance thereof and at all times subsequent thereto, each Exchange Note as to which
Section 3(a)(iii) or Section 3(a)(v) apply upon original issuance and at all times subsequent thereto, until in the case of any such Note or Exchange Note, as the case may be, the earliest to occur of (i) the date on which such Note has been exchanged by a person other than a Participating Broker-Dealer for an

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Exchange Note (other than with respect to an Exchange Note as to which Section
3(a)(iii) or Section 3(a)(v) apply), (ii) with respect to Exchange Notes received by Participating Broker-Dealers in the Registered Exchange Offer, the date on which such Exchange Note has been sold by such Participating Broker-Dealer by means of the Prospectus contained in the Exchange Offer Registration Statement, (iii) a Shelf Registration Statement covering such Note or Exchange Note, as the case may be, has been declared effective by the Commission and such Note or Exchange Note, as the case may be, has been disposed of in accordance with the plan of distribution set forth in such effective Shelf Registration Statement, (iv) the date on which such Note or Exchange Note, as the case may be, is distributed to the public pursuant to Rule 144 under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Act or otherwise, is removed by the Company, or (v) such Note or Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

            "Trustee" means the trustee with respect to the Notes or Exchange Notes, as applicable, under the Indenture.

            2. Registered Exchange Offer; Resales of Exchange Notes by Participating Broker-Dealers; Private Exchange. (a) The Company and the Guarantors shall prepare and, not later than 210 days from the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer (the date of such filing hereinafter referred to as the "Filing Date"). The Company and the Guarantors shall use their reasonable best efforts (i) to cause the Exchange Offer Registration Statement to be declared effective under the Act within 300 days from the Closing Date and (ii) to have such Exchange Offer Registration Statement remain effective until the closing of the Registered Exchange Offer. The Company shall commence the Registered Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the Commission and use its reasonable best efforts to Consummate the Registered Exchange Offer within 30 days from the date the Exchange Offer Registration Statement becomes effective.

            (b) The objective of such Registered Exchange Offer is to enable each Holder electing to exchange Transfer Restricted Notes for Exchange Notes (assuming that such Holder (x) is not an Affiliate of the Company, (y) is not a broker-dealer that acquired the Transfer Restricted Notes in a transaction other than as a part of its market-making or other trading activities and (z) if such Holder is not a broker-dealer, acquires the Exchange Notes in the ordinary course of such Holder's business, is not participating in the distribution of the Exchange Notes and has no arrangements or intentions with any person to make a distribution of the Exchange Notes) to resell such Exchange Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the tender of its Notes pursuant to the Registered Exchange Offer each of the items listed in subsections (x), (y) and (z) of this Section 2(b) is true.

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            (c) In connection with the Registered Exchange Offer, the Company shall:

              (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

              (ii) keep the Registered Exchange Offer open for acceptance for not less than 20 Business Days (or longer if required by applicable law) after the date notice thereof is mailed to Holders;

              (iii) permit Holders to withdraw tendered Notes at any time prior to 5:00 p.m. New York City time on the last Business Day on which the Registered Exchange Offer shall remain open;

              (iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

              (v) comply in all material respects with all applicable laws relating to the Registered Exchange Offer.

            (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

              (i) accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

              (ii) deliver to the Trustee for cancellation all of the Notes so accepted for exchange; and

              (iii) execute and cause the Trustee promptly to authenticate and deliver to each Holder Exchange Notes equal in principal amount to the Transfer Restricted Notes of such Holder so accepted for exchange.

            (e) The Initial Purchaser and the Company acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Act in connection with a sale of any Exchange Notes received by such Participating Broker-Dealer pursuant to the Registered Exchange Offer in exchange for Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company will allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the Prospectus contained in the Exchange Offer Registration Statement during the Exchange Offer Registration Period in connection with the resale of such Exchange Notes and shall:

              (i) include the information set forth in (a) Annex A hereto on the cover of the Prospectus forming a part of the Exchange Offer Registration Statement; (b) Annex B hereto in the forepart of the Prospectus forming a part of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer; (c) Annex C

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       hereto in the plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and (d) Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer, in each case substantially in the form specified therein, subject to applicable Commission requirements; and

              (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery of the Prospectus included therein by Participating Broker-Dealers in connection with sales of Exchange Notes received pursuant to the Registered Exchange Offer, as contemplated by
       Section 5(h) below.

            (f) In the event that the Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Transfer Restricted Notes constituting any portion of an unsold allotment, at the request of the Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser, or to any party purchasing Transfer Restricted Notes or Exchange Notes registered under the Shelf Registration Statement from the Initial Purchaser, in exchange for such Transfer Restricted Notes, a like principal amount of Exchange Notes to the extent permitted by applicable law (the "Private Exchange Notes"). The Company shall use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

            3. Shelf Registration. (a) If (i) the Company and the Guarantors are not permitted to file the Exchange Offer Registration Statement or to Consummate the Registered Exchange Offer in accordance with Section 2 hereof because the Registered Exchange Offer is not permitted by applicable law or the applicable interpretations of the staff of the Commission, (ii) for any other reason the Registered Exchange Offer is not Consummated within 30 days after the Exchange Offer Registration Statement is declared effective, (iii) any Holder notifies the Company on or prior to the 30th day following the Consummation of the Registered Exchange Offer that (A) such Holder is not eligible to participate in the Registered Exchange Offer due to applicable law or the applicable interpretations of the staff of the Commission, (B) the Exchange Notes such Holder would receive would not be freely tradable, (C) such Holder is a Participating Broker-Dealer that cannot publicly resell the Exchange Notes that it acquires in the Registered Exchange Offer without delivering a Prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for resales following the Consummation of the Registered Exchange Offer, or (D) the Holder is a broker-dealer and owns Notes it has not exchanged and that it acquired directly from the Company or one of its Affiliates, (iv) the Initial Purchaser so requests with respect to Notes that are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and are held by it following Consummation of the Registered Exchange Offer, or (v) in the case where an Initial Purchaser participates in the Registered Exchange Offer or acquires Private Exchange Notes pursuant to
Section 2(f) hereof, the Initial Purchaser does not receive freely tradable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of Exchange Notes acquired in exchange for such Transfer Restricted Notes shall result in such Exchange Notes being not "freely tradable" and (y) the requirement

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that a Participating Broker-Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Transfer Restricted Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradable") (the date on which any event specified in clause (i) through
(v) above occurs, the "Shelf Registration Event Date"), the following provisions shall apply:

            (b) The Company and the Guarantors shall use their reasonable best efforts to prepare and file with the Commission, on or prior to the 30th day following such Shelf Registration Event Date, a Shelf Registration Statement relating to the offer and sale of the Notes and the Exchange Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement, and shall use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission within 60 days after filing the Shelf Registration Statement with the Commission. With respect to Exchange Notes received by the Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (b) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

            (c) The Company and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of
(i) two years from the date the Shelf Registration Statement has been declared effective exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Shelf Registration Statement, and (ii) such time as there are no longer any Transfer Restricted Securities outstanding (the "Shelf Registration Period"). The Company and the Guarantors shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if they voluntarily take any action that would result in Holders of the Notes or Exchange Notes covered thereby not being able to offer and sell such notes during that period, unless such action is (x) required by applicable law or (y) pursuant to Section 3(d) hereof and, in either case, so long as the Company and the Guarantors promptly thereafter comply with the requirements of Section 5(k) hereof, if applicable.

            (d) The Company may suspend the use of the Prospectus that forms a part of the Shelf Registration Statement for a period not to exceed 30 days in any six-month period or an aggregate of 45 days in any twelve-month period for valid business reasons (not including avoidance of its obligations hereunder) to avoid premature public disclosure of a pending corporate transaction, including pending acquisitions or divestitures of assets, mergers and combinations and similar events; provided that (i) the Company promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable; (ii) the period during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such Shelf Registration Statement was not effective or usable pursuant to the

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foregoing provisions; and (iii) the Additional Interest shall accrue on the
Notes as provided in Section 4 hereof.

            4. Additional Interest.

            (a) The parties hereto agree that Holders of Transfer Restricted Notes will suffer damages if the Company and the Guarantors fail to perform their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that
(i) the applicable Registration Statement is not filed with the Commission on or prior to the date specified herein for such filing, (ii) the applicable Registration Statement has not been declared effective by the Commission on or prior to the date specified herein for such effectiveness after such obligation arises, (iii) if the Registered Exchange Offer is required to be Consummated hereunder, the Registered Exchange Offer has not been Consummated by the Company within the time period set forth in the last sentence of Section 2(a) hereof,
(iv) prior to the end of the Exchange Offer Registration Period or the Shelf Registration Period, the Commission shall have issued a stop order suspending the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, or proceedings have been initiated with respect to the Registration Statement under Section 8(d) or 8(e) of the Act, or (v) the Prospectus forming a part of a Registration Statement ceases to be useable in connection with resales of the Transfer Restricted Notes covered by such Registration Statement prior to the end of the Exchange Offer Registration Period or the Shelf Registration Period (whether or not as a result of the initiation of a suspension period pursuant to Section 3(d) hereof) (each such event referred to in clauses (i) through (v), a "Registration Default"), then additional interest with respect to the Transfer Restricted Notes ("Additional Interest") will accrue with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to 0.50% per annum per $1,000 principal amount of such Notes and will increase by an additional 0.50% per annum per $1,000 principal amount of such Notes for each subsequent 90-day period until such Registration Default has been cured, up to an aggregate maximum amount of Additional Interest of 2.0% per annum per $1,000 principal amount of Notes for all Registration Defaults. Following the cure of a Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease with respect to that Registration Default.

            (b) The Company shall notify the Trustee and paying agent under the Indenture (or the trustee and paying agent under such other indenture under which any Transfer Restricted Notes are issued) immediately upon the happening of each and every Registration Default. The Company shall pay the Additional Interest due on the Transfer Restricted Notes by depositing with the paying agent (which shall not be the Company for these purposes) for the Transfer Restricted Notes, in trust, for the benefit of the Holders thereof, prior to 11:00 a.m. on the next interest payment date specified in the Indenture (or such other indenture), sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date specified by the Indenture (or such other indenture) to the record holders entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and include the date of the applicable Registration Default to, but excluding, the relevant interest payment date.

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            (c) All of the Company's and the Guarantors' obligations set forth in this Section 4 which are outstanding with respect to any Transfer Restricted Note at the time such Note ceases to be covered by an effective Registration Statement shall survive until such time as all such obligations with respect to such Transfer Restricted Note have been satisfied in full (notwithstanding termination of this Agreement).

            5. Registration Procedures. In connection with any Exchange Offer Registration Statement and, to the extent applicable, any Shelf Registration Statement, the following provisions shall apply:

            (a) The Company shall furnish to the Initial Purchaser, not less than 5 Business Days prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein) and shall use their best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser may propose.

            (b) The Company shall ensure that:

              (i) any Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Act;

              (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

              (iii) any Prospectus forming part of any Registration Statement, including any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) (1) The Company shall advise the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Notes covered thereby, and, if requested by the Initial Purchaser or any such Holder, confirm such advice in writing:

              (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

              (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

            (2) The Company shall advise the Initial Purchaser and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Participating Broker-Dealer that has provided in writing to the Company a telephone or facsimile number or address for notices, and,

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if requested by the Initial Purchaser or any such Holder or Participating
Broker-Dealer, confirm such advice in writing:

              (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

              (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transfer Restricted Notes included in any Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

              (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

            (d) The Company and the Guarantors shall use their reasonable best efforts to file any amendments or supplements to a Registration Statement or Prospectus requested by the Commission and obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the Transfer Restricted Notes covered thereby for sale in any jurisdiction, in each case at the earliest possible time.

            (e) The Company shall furnish to each Holder of Transfer Restricted Notes included in any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference).

            (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Notes included in any Shelf Registration Statement, without charge, as many copies of the Prospectus (including any preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus (including any preliminary prospectus) or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offering and sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto.

            (g) The Company shall furnish to each Participating Broker-Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein and, if the Participating Broker-Dealer so requests in writing, all exhibits thereto (including those incorporated by reference).

            (h) The Company shall, during the Exchange Offer Registration Period and pursuant to the requirements of the Act for the resale of the Exchange Notes during the period in which a prospectus is required to be delivered under the Act (including any Commission no-action letters relating to the Registered Exchange Offer), deliver to each Participating Broker-Dealer, without charge, as many copies of the Prospectus (including any preliminary Prospectus) included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Participating Broker-Dealer may reasonably request; and the Company and the Guarantors consent to the use of the Prospectus (including any preliminary prospectus) or any amendment or supplement thereto by any such Participating Broker-Dealer in connection with the offering and sale of the Exchange Notes, as provided in Section 2(e) above.

            (i) Prior to the Registered Exchange Offer or any other offering of Transfer Restricted Notes pursuant to any Registration Statement, the Company and the Guarantors shall use their reasonable best efforts to register, qualify or cooperate with the Holders of Transfer Restricted Notes included therein and their respective counsel in connection with the registration or qualification of such Transfer Restricted Notes for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other commercially reasonable acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Notes covered by such Registration Statement.

            (j) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in denominations authorized by the indenture and registered in such names as Holders may request.

            (k) Upon the occurrence of any event contemplated by Section 3(d) or paragraph (c)(2)(iii) of this Section 5, the Company and the Guarantors shall promptly prepare and file a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the Transfer Restricted Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (l) The Company shall take such actions as the Initial Purchaser may reasonably request to provide a new CUSIP (if not already obtained) number for Transfer Restricted Notes and Exchange Notes registered under a Registration Statement, to cause such CUSIP number to be assigned to such Transfer Restricted Notes or Exchange Notes (or to the maximum aggregate principal amount of the securities to which such number may be assigned) and to cause The Depository Trust Company ("DTC") to remove any stop or restriction on DTC's system with respect to such Transfer Restricted Notes or Exchange Notes, as the case may be.

            (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to the security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

            (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

            (o) The Company may require each Holder of Transfer Restricted Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Transfer Restricted Notes as may, from time to time, be required by the Act, and the obligations of the Company to any Holder hereunder shall be expressly conditioned on the compliance of such Holder with such request.

            (p) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders provide or, if the Transfer Restricted Notes are being sold in an underwritten offering, as the Managing Underwriters and the Majority Holders reasonably agree should be included therein and, in either case, provided to the Company in writing for inclusion in the Shelf Registration Statement, or Prospectus, and (ii) such information as a Holder may provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement, in the case of clause (i) or (ii) above, concerning such Holder and/or underwriter and the distribution of such Holder's Transfer Restricted Notes and, in either case, shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified in writing of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

            (q) In the case of any Shelf Registration Statement, the Company and the Guarantors shall enter into such agreements (including underwriting agreements) and take all other customary and appropriate actions as may be reasonably requested in order to expedite or facilitate the registration or the disposition of any Transfer Restricted Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 8 (or such other provisions and procedures reasonably acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 8).

            (r) In the case of any Shelf Registration Statement, and if requested by the Initial Purchaser in connection with resales of Transfer Restricted Notes under the Exchange Offer Registration Statement, the Company shall:

              (i) make reasonably available for inspection by the Holders of Transfer Restricted Notes to be registered thereunder, any Managing Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such Managing Underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries;

              (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such Managing Underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company in good faith as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such Managing Underwriter, attorney, accountant or agent, unless (x) disclosure thereof is made in connection with a court proceeding or required by law; provided that each Holder and any such Managing Underwriter, attorney, accountant or agent will, upon learning that disclosure of such information is sought in a court proceeding or required by law, give notice to the Company to allow the Company to undertake appropriate action to prevent disclosure at the Company's sole expense, or (y) such information has previously been made or becomes available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality;

              (iii) make such representations, warranties and covenants to the Holders of Transfer Restricted Notes registered thereunder and the Managing Underwriters, if any, in form, substance and scope as are customarily made in comparable transactions and covering matters including, but not limited to, those set forth in the Purchase Agreement;

              (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Managing Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Managing Underwriters;

              (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of the Transfer Restricted Notes covered by such Shelf Registration Statement (provided such Holder furnishes the accountants with such representations as the accountants customarily require in similar situations) and the Managing Underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

              (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or a Guarantor.

            The foregoing actions set forth in this Section 5(r) shall be performed at (i) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder.

            (s) If a Registered Exchange Offer is to be Consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes, the Company shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Notes. In no event shall the Notes be marked as paid or otherwise satisfied.

            (t) The Company shall use its reasonable best efforts to confirm that the ratings applicable to the Transfer Restricted Notes will apply to the Notes covered by a Registration Statement.

            (u) In the event that any broker-dealer shall underwrite any Notes or Exchange Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Notes or Exchange Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors shall assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

              (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes or Exchange Notes;

              (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 8 hereof; and

              (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of such Rules.

            (v) The Company and the Guarantors shall use their reasonable best efforts to take all other steps necessary to effect the registration of the Notes or the Exchange Notes, as the case may be, covered by a Registration Statement as contemplated by, and in accordance with the terms of, this Agreement.

            (w) In the case of a Shelf Registration Statement, each Holder of Notes or Exchange Notes, as applicable, to be registered pursuant thereto agrees by acquisition of such Notes or Exchange Notes, as the case may be, that, upon the occurrence of any event contemplated by subsections (c)(2)(iii) above during the period for which the Company is required to maintain the effectiveness of the Shelf Registration Statement, such Holder will, upon written notice thereof from the Company, discontinue disposition of such Notes or Exchange Notes, as applicable, under such Shelf Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus contemplated in subsection
(k) above, or until advised in writing by the Company that the use of the applicable Prospectus may be resumed.

            6. Registration Expenses. The Company shall bear all Registration Expenses (including the reasonable fees and expenses, if any, of Mayer, Brown, Rowe & Maw LLP, counsel for the Initial Purchaser, incurred in connection with the Registered Exchange Offer) incurred in connection with the performance of their obligations under Sections 2, 3, 4 and 5 hereof.

            7. Rules 144 and 144A. The Company and the Guarantors shall use their reasonable best efforts to file the reports required to be filed by them under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Notes, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A (or any successor rule adopted by the Commission). The Company and the Guarantors each covenant that it will take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4) if applicable). The Company will provide a copy of this Agreement to prospective purchasers of Transfer Restricted Notes identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder of Transfer Restricted Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company or a Guarantor to register any of its securities pursuant to the Exchange Act.

            8. Indemnification and Contribution.

              (a) (i) In connection with any Registration Statement, the Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder of Transfer Restricted Notes covered thereby, the directors, officers and employees of each such Holder and each person who controls any such Holder within the meaning of Section 15 of the Act or
       Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement as originally filed or in any amendment thereof, in any preliminary Prospectus or Prospectus or in any amendment thereof or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Holder furnished to the Company by any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (ii) The Company and each Guarantor, jointly and severally, also agree to indemnify or contribute to Losses, as provided in Section 8(d), of each underwriter of Transfer Restricted Notes registered under a Registration Statement, their officers and directors and each person who controls such underwriter within the meaning of Section 15 of the Act or
       Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 8(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(q) hereof.

            (b) Each Holder of Transfer Restricted Notes covered by a Registration Statement severally agrees to indemnify and hold harmless the Company and the Guarantors and their respective directors, officers, employees and agents and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or such controlling persons become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement as originally filed or in any amendment thereof, in any preliminary Prospectus or Prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating, defending against, or appearing as a third party witness in connection with any such loss, claim, damage, liability or action but only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

            (c) Promptly after receipt by any person to whom indemnity may be available under this Section 8 (the "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 8 (the "indemnifying party"), notify such indemnifying party of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses as determined by a court of competent jurisdiction and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.

            (d) In the circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any, losses, claims, damages or liabilities (including, without limitation, legal or other expenses incurred in connection with investigating or defending any action or claim) (or actions in respect thereof) (collectively "Losses") then each indemnifying party, in order to provide for just and equitable contribution, agrees to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which such indemnified party may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the original issuance sale of the Notes under the Purchase Agreement and the Registration Statement which resulted in such Losses, or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses and any other relevant equitable considerations appropriate in the circumstances. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or such Holder or such other indemnified person, as the case may be, on the other hand, and the parties' intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other relevant equitable considerations appropriate in the circumstances. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the original issuance and sale of the Notes (before deducting expenses) as set forth in the Final Memorandum, and (y) the total amount of Additional Interest which the Company was not required to pay as a result of registering the Transfer Restricted Notes covered by the Registration Statement which resulted in such Losses. Benefits received by any Holder (other than the Initial Purchaser) shall be deemed to be equal to the value of receiving Transfer Restricted Notes registered under the Act. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Purchase Agreement. Benefits received by any underwriter shall be deemed to be equal to its relative share of the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Notwithstanding any other provision of this Section 8(d), the Holders of the Transfer Restricted Notes shall in no case be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Transfer Restricted Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and in no case shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Transfer Restricted Notes purchased by such underwriter under the Registration Statement which resulted in such Losses. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Notes, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an indemnified party within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each director, officer, employee and agent of such indemnified party shall have the same rights to contribution as such indemnified party.

            (e) The provisions of this Section 8 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company, the Guarantors or any of the directors, officers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive the sale by a Holder of Transfer Restricted Notes covered by a Registration Statement.

            9. Underwritten Registrations

            If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriter that will administer the offering will be selected by the Majority Holders of such Transfer Restricted Notes included in such offering, and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

            No person may participate in any underwritten offering pursuant to a Shelf Registration Statement unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            10. Miscellaneous.

            (a) No Inconsistent Agreements. Neither the Company nor any Guarantor has, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into any agreement that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Notes are being sold pursuant to a Shelf Registration Statement or whose Notes are being exchanged pursuant to an Exchange Offer Registration Statement, as the case may be, and which does not directly or indirectly affect the rights of other Holders may be given by such Holders, determined on the basis of Notes being sold rather than registered. Notwithstanding any of the foregoing, no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 8 hereof shall be effective as against any Holder of Transfer Restricted Notes unless consented to in writing by such Holder.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

              (i) if to the Initial Purchaser, as follows:

                       Wachovia Capital Markets, LLC
                       One Wachovia Center
                       301 South College Street, NC 0604
                       Charlotte, NC  28288-0604

                       Facsimile: 704-715.6099
                       Attention: High-Yield Debt Origination

                       with a copy mailed or delivered to:

                       Mayer, Brown, Rowe & Maw LLP
                       190 South LaSalle Street
                       Chicago, Illinois 60603
                       Facsimile: 312-701-7711
                       Attention: James J. Junewicz, Esq.
                                  Bruce F. Perce, Esq.

              (ii) if to any other Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
       Section 10(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to the Initial Purchaser; and

              (iii) if to the Company or the Guarantors, as follows:

                       Coleman Cable, Inc.
                       1586 South Lakeside Drive
                       Waukegan, Illinois 60085
                       Attention: Richard N. Burger

                       with a copy mailed or delivered to:

                       Gardner Carton & Douglas
                       191 North Wacker Drive, Suite 3700
                       Chicago, Illinois 60606
                       Attention: George C. McKann, Esq.

            All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail, telex or facsimile.

            The Company by notice to the others may designate additional or different addresses for subsequent notices or communications.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or any Guarantor thereto, subsequent Holders. The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law and Consent to Jurisdiction. This agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and each Guarantor (x) submits to the nonexclusive jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in respect of any action, claim or proceeding ("Proceeding") arising out of or relating to this Agreement or the transactions contemplated hereby, (y) irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any Proceeding in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York, and any claim that any Proceeding in any such court has been brought in an inconvenient forum, and (z) agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 10(c). Nothing in this section shall affect the right of the parties to serve process in any other manner permitted by law.

            (h) Obligations of New Guarantors. If any person becomes a Guarantor (as defined in the Indenture) after the date hereof and while the Company has continuing obligations under this Agreement, the Company will cause such Guarantor to become a party hereto including for purposes of registration obligations, the guarantee of Additional Interest on a joint and several basis and indemnification and contribution pursuant to Section 8.

            (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            (j) Notes Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Transfer Restricted Notes or Exchange Notes is required hereunder, Transfer Restricted Notes or Exchange Notes held by the Company or any of its Affiliates (other than subsequent Holders of Transfer Restricted Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (k) Remedies. In the event of a breach by either the Company or any of the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Company or any of the Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Guarantor to) waive the defense that a remedy at law would be adequate.

                           [Intentionally left blank]

            Please confirm that the foregoing correctly sets forth the agreement between and between the Company and the Initial Purchaser.

                                      Very truly yours,

                                      COLEMAN CABLE, INC.

                                      By: /s/ G. Gary Yetman
                                          -------------------------------
                                          Name: G. Gary Yetman
                                          Title: President and CEO

                                      GUARANTORS:
                                      BARON WIRE & CABLE CORP.
                                      CCI ENTERPRISES, INC.
                                      CCI INTERNATIONAL, INC.
                                      LAKESIDE DRIVE ASSOCIATES, INC.
                                      OSWEGO WIRE INCORPORATED
                                      THE DEKALB WORKS COMPANY

                                      By: /s/ G. Gary Yetman
                                          --------------------------
                                           Name: G. Gary Yetman
                                           Title: President and CEO

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Trip Morris
    ---------------------------
    Name:  Trip Morris
    Title:  Vice President

                                                                         ANNEX A

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the Exchange Offer Registration Period in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, during the Exchange Offer Registration Period, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes during the Exchange Offer Registration Period. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

            Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes during the Exchange Offer Registration Period. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, during the Exchange Offer Registration Period, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________ 2005, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

            The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

            During the Exchange Offer Registration Period, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than dealers' and brokers' discounts, commissions and counsel fees and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Act.

            [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                                                         ANNEX D

            CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

      [ ]   Name: ____________________________________

            Address: _________________________________

                     _________________________________

            The undersigned represents that it is not an Affiliate of the Company, that any Exchange Notes to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Registered Exchange Offer it had no arrangement with any person to participate in a distribution of the Exchange Notes.

            In addition, if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.